Exhibit 99.1

Medidata Reports Record Second Quarter 2015 Revenues

  Record revenues of $98.1 million, 18% year-over-year increase
  Record subscription revenue of $83.9 million, 22% year-over-year increase
  Record second quarter billings of $106 million, 36% year-over-year increase
  Reiterates 2015 revenue and profitability guidance

NEW YORK--(BUSINESS WIRE)--July 21, 2015--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the second quarter of 2015 and reiterated its revenue and profitability guidance.

“Our strong results this quarter and year to date highlight our ability to capitalize on the growing opportunities in our space and reflect great execution by the Medidata team,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Record sales, growing customer adoption and profitability are being driven by innovative new and established life sciences companies turning to our cloud-based platform and data analytics to optimize their clinical development programs. Medidata is helping its clients to navigate the shift to the cloud, allowing the drug development industry to capitalize on a period of unprecedented innovation in science, connectivity and deep data, and helping speed life-enhancing drugs to market for the patients who need them.”

Second Quarter 2015 Results

  Total revenue for the second quarter of 2015 was $98.1 million, an increase of $14.9 million, or 18%, compared with $83.2 million in the second quarter of 2014. Subscription revenue was $83.9 million, an increase of $15.0 million, or 22%, compared with the same period last year. This represents sequential growth in recurring subscription revenue of 7%.
  GAAP operating income for the quarter was $5.0 million, compared with $7.1 million in the second quarter of 2014. Non-GAAP operating income1 for the second quarter of 2015 increased to $21.8 million, up 18% compared with $18.4 million a year ago.
  GAAP net income for the second quarter of 2015 was $1.5 million, or $0.03 per diluted share, compared with a net income of $2.3 million, or $0.04 per diluted share, in the second quarter of 2014. Adjusted non-GAAP net income1 for the second quarter of 2015 was $12.1 million, or $0.22 per diluted share, compared with $9.4 million, or $0.17 per diluted share, in the second quarter of 2014. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Total cash, cash equivalents and marketable securities were $472.4 million at the end of the second quarter of 2015, an increase of $53.9 million, or 13%, compared with $418.5 million at the end of the second quarter of 2014.
  Cash flow from operations was $11.9 million in the second quarter of 2015, compared with $24.1 million a year ago. For the six-month period ending June 30, cash flow from operations was $28.7 million in 2015, compared with $17.8 million in 2014.

Additional Highlights

  Medidata added a record 52 new customers during the second quarter of 2015, increasing Medidata’s total customer base to 539, up 23% year over year. This includes the impact of 19 customers being consolidated with other existing Medidata customers.
  61% of customers had committed to multiple products at the end of the second quarter of 2015, up from 54% at the end of the second quarter of 2014, driven by strong adoption of Medidata Rave®, Medidata Coder®, Medidata Balance® and Medidata’s Risk-Based Monitoring (RBM) Solutions.
  Billings were a second quarter record $106 million, up 36% year over year.
  Adjusted subscription backlog2 for the remainder of the year as of June 30, 2015 increased to $161 million, up $26 million, or 19%, year over year.
  Medidata's overall revenue retention rate was nearly 100%. Over the past several years, the retention rate for its large enterprise customers is 100%.

"Our strong business performance in the first half of the year positions us well to achieve our full-year objectives,” said Rouven Bergmann, Medidata’s chief financial officer. “We expect increased profitability, operating margin expansion and strong cash flows in 2015. Going forward, we will continue to invest strategically to help our growing customer base move their mission-critical development efforts into the cloud while simultaneously driving Medidata’s long-term sustainable growth."

Financial Outlook

For the full-year 2015, the Company expects the following:

  Revenues between $392.0 and $412.0 million, representing between 17% and 23% year-over-year growth.
  Professional services revenues in the range of $58.0 and $60.0 million.
  Our total revenue guidance recognizes stronger first half-year subscription revenue and longer duration delivery cycles of high impact strategic customer projects within professional services.
  Non-GAAP operating income between $90.0 and $96.0 million. Based on current estimates, this would equate to GAAP operating income between $28.0 and $31.0 million.*
  Adjusted non-GAAP net income, which includes the tax affected adjustments primarily from stock-based compensation, non-cash interest expense associated with convertible senior notes and amortization at a 40% effective tax rate, between $47.0 and $50.5 million. Based on current estimates, this would equate to GAAP net income between $9.0 and $11.0 million.*
  While changes in the stock price could change the fully diluted share count, the company is assuming 56.3 million fully-diluted shares.

*The current estimated GAAP equivalents to our non-GAAP guidance reflect the impact of approximately $5.0 million on a pre-tax basis of additional stock-based compensation expense relative to our prior outlook.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s website at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s website at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, August 4, 2015, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 80354484. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud® brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2014. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(2) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Subscription	$83,929	$68,947	$162,678	$132,758
Professional services	14,155	14,276	27,846	27,105
Total revenues	98,084	83,223	190,524	159,863
Cost of revenues (1)(2)
Subscription	12,354	11,221	23,827	22,307
Professional services	10,557	9,753	21,260	19,466
Total cost of revenues	22,911	20,974	45,087	41,773
Gross profit	75,173	62,249	145,437	118,090
Operating costs and expenses
Research and development (1)	22,519	17,311	44,430	35,100
Sales and marketing (1)(2)	25,724	20,425	50,042	41,157
General and administrative (1)	21,943	17,373	42,512	34,419
Total operating costs and expenses	70,186	55,109	136,984	110,676
Operating income	4,987	7,140	8,453	7,414
Interest and other income (expense)
Interest expense	(3,997)	(3,827)	(7,955)	(7,608)
Interest income	612	420	1,146	815
Other (expense) income, net	(34)	(28)	(68)	6
Total interest and other expense, net	(3,419)	(3,435)	(6,877)	(6,787)
Income before income taxes	1,568	3,705	1,576	627
Provision for income taxes	55	1,409	(94)	146
Net income	$1,513	$2,296	$1,670	$481
Earnings per share
Basic	$0.03	$0.04	$0.03	$0.01
Diluted	$0.03	$0.04	$0.03	$0.01
Weighted average common shares outstanding
Basic	53,647	52,457	53,453	52,284
Diluted	56,191	54,828	56,050	54,998
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,311	$1,027	$2,559	$2,099
Research and development	2,013	817	3,799	1,729
Sales and marketing	2,460	1,060	4,827	3,411
General and administrative	8,352	5,726	14,621	11,090
Total stock-based compensation	$14,136	$8,630	$25,806	$18,329
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$180	$111	$359	$219
Sales and marketing	30	30	59	60
Total amortization of intangible assets	$210	$141	$418	$279

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating income:
GAAP operating income	$4,987	$7,140	$8,453	$7,414
GAAP operating margins	5.1%	8.6%	4.4%	4.6%
Stock-based compensation	14,136	8,630	25,806	18,329
Depreciation and amortization	2,637	2,609	5,190	5,144
Non-GAAP operating income	$21,760	$18,379	$39,449	$30,887
Non-GAAP operating margins	22.2%	22.1%	20.7%	19.3%
Net income:
GAAP net income	$1,513	$2,296	$1,670	$481
Stock-based compensation	14,136	8,630	25,806	18,329
Amortization	210	141	418	279
Non-cash interest expense on convertible senior notes (1)	3,273	3,102	6,501	6,162
Tax impact on add-back items (2)	(7,048)	(4,749)	(13,090)	(9,908)
Adjusted non-GAAP net income	$12,084	$9,420	$21,305	$15,343
GAAP basic earnings per share	$0.03	$0.04	$0.03	$0.01
GAAP diluted earnings per share	$0.03	$0.04	$0.03	$0.01
Adjusted Non-GAAP basic earnings per share	$0.23	$0.18	$0.40	$0.29
Adjusted Non-GAAP diluted earnings per share	$0.22	$0.17	$0.38	$0.28

(1) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the company and the debt issuance costs do not represent a cash outflow for the company except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(2) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and six months ended June 30, 2015 and 2014. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$43,366	$39,517
Marketable securities	222,625	233,284
Accounts receivable, net of allowance for doubtful accounts of $1,945 and $1,517, respectively	93,507	68,475
Prepaid commission expense	2,232	2,819
Prepaid expenses and other current assets	15,701	13,661
Deferred income taxes	4,158	96
Total current assets	381,589	357,852
Restricted cash	5,582	5,118
Furniture, fixtures and equipment, net	42,491	38,579
Marketable securities, long-term	206,426	183,842
Goodwill	19,083	19,025
Intangible assets, net	1,394	1,816
Deferred income taxes, long-term	8,004	8,066
Other assets	7,756	7,919
Total assets	$672,325	$622,217
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,766	$3,738
Accrued payroll and other compensation	15,430	15,574
Accrued expenses and other	16,086	12,638
Deferred revenue	80,583	62,890
Total current liabilities	114,865	94,840
Noncurrent liabilities:
1.00% convertible senior notes, net	246,748	240,886
Deferred revenue, less current portion	933	1,374
Deferred tax liabilities	232	238
Other long-term liabilities	21,069	20,180
Total noncurrent liabilities	268,982	262,678
Total liabilities	383,847	357,518
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 57,567 and 56,301 shares issued; 55,285 and 54,413 shares outstanding, respectively	576	563
Additional paid-in capital	339,408	301,465
Treasury stock, 2,282 and 1,888 shares, respectively	(61,204)	(45,049)
Accumulated other comprehensive loss	(1,604)	(1,912)
Retained earnings	11,302	9,632
Total stockholders' equity	288,478	264,699
Total liabilities and stockholders' equity	$672,325	$622,217

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income	$1,670	$481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,190	5,144
Stock-based compensation	25,806	18,329
Amortization of discounts or premiums on marketable securities	2,502	2,714
Deferred income taxes	(5,846)	(3,146)
Amortization of debt issuance costs	639	639
Amortization of debt discount	5,862	5,523
Excess tax benefit associated with equity awards	(3,712)	(2,648)
Provision for doubtful accounts	550	266
Changes in operating assets and liabilities:
Accounts receivable	(33,894)	(18,328)
Prepaid commission expense	(123)	657
Prepaid expenses and other current assets	(3,303)	1,018
Other assets	1,497	87
Accounts payable	(702)	2,476
Accrued payroll and other compensation	196	(7,134)
Accrued expenses and other	4,439	5,437
Deferred revenue	27,085	3,588
Other long-term liabilities	889	2,711
Net cash provided by operating activities	28,745	17,814
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(5,925)	(11,602)
Purchase of available-for-sale securities	(140,856)	(113,019)
Proceeds from sale of available-for-sale securities	126,632	141,214
Net (increase) decrease in restricted cash	(464)	226
Net cash (used in) provided by investing activities	(20,613)	16,819
Cash flows from financing activities
Proceeds from exercise of stock options	5,199	1,885
Proceeds from employee stock purchase plan	2,960	2,513
Excess tax benefit associated with equity awards	3,712	2,648
Payment of acquisition-related earn-out	—	(704)
Repayment of obligations under capital leases	(17)	(39)
Acquisition of treasury stock	(16,154)	(28,058)
Repayment of notes payable	—	(85)
Net cash used in financing activities	(4,300)	(21,840)
Effect of exchange rate changes on cash and cash equivalents	17	71
Net increase in cash and cash equivalents	3,849	12,864
Cash and cash equivalents - Beginning of period	39,517	22,328
Cash and cash equivalents - End of period	$43,366	$35,192

CONTACT:
Medidata Solutions
Investors:
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media:
Nicole Pariser, 212-659-1069
npariser@mdsol.com